UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following information is provided pursuant to the indicated paragraphs of Item 5.02 of Form 8-K:

(b)  On February 23, 2018, Telephone and Data Systems, Inc. (TDS) issued a press release disclosing that Douglas D. Shuma will retire as Senior Vice President – Finance and Chief Accounting Officer, effective May 18, 2018.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(c)  (1)   Also as disclosed in the press release, TDS announced that Douglas W. Chambers will succeed Mr. Shuma as Senior Vice President – Finance and Chief Accounting Officer of TDS effective May 18, 2018.  In such capacity, Mr. Chambers will serve as TDS’ principal financial officer and principal accounting officer.  It is expected that the TDS board of directors will approve this appointment in March 2018.

      (2)   Mr. Chambers, age 48, will serve in such capacities for a term commencing on May 18, 2018, until his successor is elected and qualifies.

Mr. Chambers is currently Vice President and Controller of TDS’s subsidiary, United States Cellular Corporation (U.S. Cellular) and is an officer of many of its subsidiaries.  There is no arrangement or understanding between Mr. Chambers and any other person pursuant to which he was selected to serve in any TDS office.

Mr. Chambers has no family relationship with any director or executive officer or person nominated or chosen by TDS to become a director or executive officer of TDS.

Since the beginning of 2017, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which TDS or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Chambers had or will have a direct or indirect material interest.

During the past five years, Mr. Chambers has held several accounting and finance positions at TDS or U.S. Cellular.  Mr. Chambers has been Vice President and Controller of U.S. Cellular since June 2017.   Prior to that, he was Vice President and Controller of TDS since March 2015.  Prior to that, he served in various accounting and finance capacities at TDS for more than five years.

Further information with respect to Mr. Chambers, including further information with respect to his background and experience, is incorporated by reference herein from the press release attached hereto as Exhibit 99.1.

      (3)   Mr. Chambers did not become a party, and is not expected to become a party, with TDS or its subsidiaries to any material plan, contract or arrangement or material amendment in connection with the foregoing.

(e)  In connection with his retirement on May 18, 2018, it is expected that Mr. Shuma will enter into one or more agreements with TDS relating to his retirement, as well as relating to his agreement to provide consulting services to TDS and its subsidiaries for a period of one year after his retirement.  TDS will file a Form 8-K to disclose such agreement or agreements after they are entered into.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release dated February 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	March 1, 2018

		By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)